UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 15, 2013

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54756	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5205 Prospect Road, Suite 135-226, San Jose, CA	95129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 538-3373

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities

On May 15, 2013, Pacific Green Technologies Inc. (“we”, “us”, “our” or “our company”) entered into and closed a stock purchase agreement (the “Agreement”) with all five of the shareholders (the “Shareholders”) of Pacific Green Energy Parks Limited (“PGEP”), a company incorporated in the British Virgin Islands. PGEP is the sole shareholder of Energy Park Sutton Bridge Limited (“EPSB”), a company incorporated in the United Kingdom. EPSB is developing a biomass power plant (the “Facility”) and holds an option to purchase the real property upon which the Facility will be built (the “Property”).

Pursuant to the Agreement, we have agreed to acquire all of the 1,753 issued and outstanding common shares of PGEP from the Shareholders in exchange for:

1.	a payment of $100 upon execution of the Agreement, which has been paid by us;

2.
$14,000,000 paid in common shares in our capital stock at a deemed price at the lower of $4 per share or the average closing price per share of our capital stock in the ten trading days immediately preceding the date of closing of the Agreement, which have been issued by us as disclosed herein;

3.
$3,000,000 payable in common shares of our capital stock at a deemed price at the lower of $4 per share or the average closing price per share of our capital stock in the ten trading days immediately preceding the date upon which PGEP either purchases the Property or secures a lease permitting PGEP to operate the Facility on the Property (which has not yet occurred); and

4.
subject to leasing or purchasing the Property and PGEP securing sufficient financing for the construction of the Facility, $33,000,000 payable in common shares of our capital stock at a deemed price at the lower of $4 per share or the average closing price per share of our capital stock in the ten trading days immediately preceding the date that PGEP secures sufficient financing for the construction of the Facility (which has not yet occurred).

All consideration from our company to the Shareholders has been and will be issued on a pro-rata, pari-passu basis in proportion to the respective number of shares of PGEP sold by each respective Shareholder.

On May 15, 2013, pursuant to the Agreement, we issued an aggregate of 3,500,000 common shares, at an agreed upon deemed price of $4 per share, to five (5) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

The foregoing description of the Agreement is qualified in its entirety by the contents of the Agreement attached as Exhibit 10.1 to this current report.

Item 9.01	Financial Statements and Exhibits.
10.1	Stock Purchase Agreement between Pacific Green Technologies Inc. and all of the shareholders of Pacific Green Energy Parks Limited.

We will file audited financial statements of PGEP within 75 days of the completion of the acquisition by including them in an amendment to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Jordan Starkman
Jordan Starkman
President, Treasurer, Secretary and Director
Date:	May 16, 2013